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                                                                      EXHIBIT 99
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FOR IMMEDIATE RELEASE                  CONTACT:    DOUGLAS A. SHUMATE
                                       -------     SENIOR VICE PRESIDENT
                                                   CHIEF FINANCIAL OFFICER
                                                   (706) 645-8189



                ITC/\DELTACOM ANNOUNCES TWO-FOR-ONE STOCK SPLIT

     WEST POINT, Georgia (July 29, 1998) ITC/\DeltaCom, Inc. (NASDAQ/NM: ITCD) today announced that its Board of Directors has declared a two-for-one stock split in the form of a stock dividend.

     The record date for the stock split will be August 18, 1998. Stockholders of record at the market close on that date will receive one additional share of ITC/\DeltaCom common stock for each share held. Distribution of the additional shares will take place on September 4, 1998.

     ITC/\DeltaCom, Inc., headquartered in West Point, Georgia provides integrated telecommunications services to mid-sized and major regional businesses in the southern United States, and is a leading regional provider of wholesale long-haul services to other communications companies. The Company's business communication services include local exchange service, long distance, enhanced data, Internet, and operator services, and the sale and maintenance of customer premise equipment. The Company operates 20 branch locations in eight states, and its 10-state, 6,970-mile fiber optic network reaches over 60 points of presence. The Company has an interconnection agreement with BellSouth Corporation for resale and access to unbundled network elements, and is a certified Competitive Local Exchange Carrier (CLEC) in all nine BellSouth states.


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